EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alexander C. Frank, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 16th day of May 2017.

/s/ Alexander C. Frank
Name: Alexander C. Frank
Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)